Exhibit 107
Calculation of Filing Fee Tables
FORM S-1
(Form Type)
KIORA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(2)(3)(4)	Rule 457(o)			$6,000,000		$110.20 per $1,000,000	$661.20
Fees to Be Paid	Equity	Series F Convertible Preferred Stock, par value $0.01 per share(2)(3)(4)	Rule 457(i)			$6,000,000		$110.20 per $1,000,000	$661.20
Fees to Be Paid	Equity	Common Stock issuable upon conversion of Series F Convertible Preferred Stock(3)	Rule 457(i)			—	(5)
Fees to be Paid	Equity	Warrants to purchase Common Stock(2)(3)	Rule 457(g)			—	(6)
Fees to be Paid	Equity	Common Stock issuable upon exercise of Warrants(3)	Rule 457(o)			$6,000,000		$110.20 per $1,000,000	$661.20
Fees Previously Paid	—	—	—	—	—	—		—	—
Total Offering Amounts						$18,000,000			$1,983.60
Total Fees Previously Paid									$0.00
Total Fee Offsets									$0.00
Net Fee Due									$1,983.60
(1)Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(i) and Rule 457(o) under the Securities Act of 1933 (the "Securities Act").
(2)Includes shares and warrants that may be purchased by the underwriters pursuant to their option to purchase additional common shares and warrants to cover over-allotments.
(3)Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)The proposed maximum offering price of the Common Stock to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Series F Convertible Preferred Stock offered and sold in the offering.
(5)No registration fee required pursuant to Rule 457(i).
(6)No registration fee required pursuant to Rule 457(g).